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                                  Exhibit 99.2

           LIGHTBRIDGE APPOINTS DOROTHY TERRELL TO BOARD OF DIRECTORS

BURLINGTON, MA - APRIL 24, 2003 - Lightbridge, Inc. (Nasdaq: LTBG), a global enabler of mobile and online businesses solutions, today announced the appointment of Dorothy A. Terrell to its Board of Directors. Ms. Terrell brings her diverse leadership skills and broad set of financial and technological experiences to advise the company as a member of the board.

Ms. Terrell has a wealth of experience in managing technology-focused companies. She is currently a partner at First Light Capital, a venture capital firm committed to identifying and funding early stage technology companies focused on enterprise software, communications and business-to-business e-commerce. Previously, Ms. Terrell served on the executive team of NMS Communications, a pioneer in the delivery of voice, video and data services. Her roles at NMS included president of the platforms and services group, senior vice president of worldwide sales and senior vice president of corporate operations.

"Dorothy's numerous leadership roles in technology companies give her a very impressive background," said Pamela Reeve, CEO of Lightbridge. "Her extensive operational and international experience will be instrumental in guiding Lightbridge's business strategy toward new areas of efficiency and opportunity."

Ms. Terrell served as a corporate officer at Sun Microsystems, Inc., and as president of SunExpress, Inc., the aftermarketing company of Sun Microsystems, Inc. In this role she helped pioneer Sun's ability to conduct business through electronic commerce. She also held a number of senior roles at Digital Equipment Corporation, where she transformed two unproven technologies into high-volume products.

Ms. Terrell's current Board appointments include Herman Miller, Inc., (Nasdaq:
MLHR); General Mills (NYSE: GIS), Inc; Sears, Roebuck and Company (NYSE: S); the Massachusetts Software and Internet Council; Massachusetts General Hospital; and the National Housing Partnership Foundation. She also serves in leadership roles with numerous community organizations, including the Dimock Community Health Center and Boston 2004. She is a Founding Board Member of the Commonwealth Institute.
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Ms. Terrell's numerous awards include being named one of the "Top 50 Women Line
Managers in America" by Executive Female magazine; a "Top Ten Business Marketer" by Business Marketing magazine; and one of "20 Women of Power and Influence in Corporate America" by Black Enterprise magazine. Ms. Terrell holds a B.A. from Florida A & M University, which has presented her with a Distinguished Alumni Award.

ABOUT LIGHTBRIDGE, INC.

Lightbridge is a global enabler of mobile and online business solutions, offering software and services designed to maximize the lifetime value of customers, minimize risk and drive profitability. Lightbridge real-time applications qualify customers, assess credit, screen for fraud, authenticate customers, monitor transaction behavior and limit identity theft.

Since 1989, Lightbridge has helped wireless carriers reduce the risks associated with 'faceless transactions.' Today's Lightbridge is applying that carrier-grade reliability and scalability to global e-businesses that want to minimize online customer risk with effective, efficient automated processes. Our combined solutions and services create a trusted environment for customers, while safeguarding business information and transactions. Businesses supported by Lightbridge have the competitive edge to translate prospects into profitable lifetime customers, whether transactions are completed on wired, wireless or Internet devices. Visit us at http://www.lightbridge.com or call 800-LIGHTBR.

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Editorial Contacts:

Glen Zimmerman                              Matthew Geissman or Ashton Maxfield

Media Relations                             PR Counsel for Lightbridge
Lightbridge, Inc.                           Bock Communications, Inc.
781/359-4705                                714/540-1030 x25 or x21
gzimmerman@lightbridge.com                  mgeissman@bockpr.com
                                            amaxfield@bockpr.com

LIGHTBRIDGE and the Lightbridge logo are registered trademarks of Lightbridge, Inc. All other trademarks and registered